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                              DECLARATION OF TRUST

             This Declaration of Trust, dated as of November 6, 2001, by and among American Equity Investment Life Holding Company, an Iowa corporation, as "Sponsor," Debra J. Richardson, Wendy L. Carlson, and First Union Trust Company, National Association, not in their individual capacities but solely as "Trustees." The Sponsor and the Trustees hereby agree as follows:

             1. The trust created hereby (the "Trust") shall be known as "American Equity Capital Trust III" in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

             2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Sections3801 et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

             3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Trust Preferred Securities and Trust Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery of any licenses, consents or approvals required by applicable law or otherwise.

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             4. The Sponsor and the Trustees hereby authorize and direct the
Sponsor, as the sponsor of the Trust, to prepare, execute and file with the Securities and Exchange Commission a registration statement on Form S-1, including any and all amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended, in forms prepared by the Sponsor, in relation to the offering and sale of Trust Preferred Securities to the public, as contemplated by the prospectus included as a part of the Registration Statement, as such prospectus may be amended or supplemented from time to time,
(b) a registration statement on Form 8-A or other appropriate form, including any and all amendments thereto, and (c) to do all things necessary, convenient or advisable in connection with the offering and sale of Trust Preferred Securities to the public. In connection with the foregoing, the Sponsor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Debra J. Richardson and Wendy L. Carlson each of them, as his or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution, for the Sponsor or in the Sponsor's name, place and stead, in any and all capacities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

             5. This Declaration of Trust may be executed in one or more counterparts.

             6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon 30 days' prior notice to the Sponsor.

             7. First Union Trust Company, National Association, in its capacity as Trustee, shall not have the powers or the duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee hereunder for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

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             8. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

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               IN WITNESS WHEREOF, the parties hereto have caused this
Declaration of Trust to be executed as of the day and year first above written.

                                AMERICAN EQUITY INVESTMENT LIFE
                                HOLDING COMPANY,
                                  as Sponsor

                                By:        /s/ Wendy L. Carlson
                                   -------------------------------------------
                                  Name:    Wendy L. Carlson
                                  Title:   Chief Financial Officer and
                                           General Counsel

                                DEBRA J. RICHARDSON, not in her
                                  individual capacity but solely as Trustee

                                           /s/ Debra J. Richardson
                                ----------------------------------------------

                                WENDY L. CARLSON, not in her individual
                                  capacity but solely as Trustee


                                By:        /s/ Wendy L. Carlson
                                   -------------------------------------------

                                FIRST UNION TRUST COMPANY,
                                NATIONAL ASSOCIATION,
                                  not in its individual capacity but solely as Trustee

                                By:       /s/ Sterling C. Correia
                                   ---------------------------------------------
                                  Name:     Sterling C. Correia
                                  Title:    Vice President

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